                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Whirlpool Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       [LOGO OF WHIRLPOOL APPEARS HERE]

                             WHIRLPOOL CORPORATION

                                                    Administrative Center
                                                         2000 N. M-63
                                                Benton Harbor, Michigan 49022-
                                                             2692

To Our Stockholders:

It is my pleasure to invite you to attend the 2000 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 18, 2000, at 9:30 A.M., Chicago time, at The Madison Room, 181 W. Madison Street (7th Floor), Chicago, Illinois.

The formal notice of the meeting follows on the next page. At the meeting, stockholders will vote on the election of four directors, approval of the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan, and one stockholder proposal if it is properly presented at the meeting and will transact any other business that may properly come before the meeting. In addition, we will discuss Whirlpool's exceptional 1999 performance, the outlook for this year, and answer your questions.

Your vote is important. We urge you to please complete and return the enclosed proxy whether or not you plan to attend the meeting. Promptly returning your proxy will be appreciated, as it will save further mailing expense. You may revoke your proxy at any time prior to the proxy being voted by filing with the Secretary of the Company a written revocation, by providing a proxy with a later date, or by voting in person at the meeting. If you attend the meeting and vote in person, your proxy will not be voted.

Your vote is important and much appreciated!
[SIGNATURE OF DAVID R. WHITWAM]

DAVID R. WHITWAM
Chairman of the Board
and Chief Executive Officer                                      March 13, 2000

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

The 2000 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held at The Madison Room, 181 W. Madison Street (7th Floor), Chicago, Illinois on Tuesday, April 18, 2000, at 9:30 A.M., Chicago time, for the following purposes:

  1. to elect four persons to the Company's Board of Directors;

  2. to approve the 2000 Omnibus Stock and Incentive Plan;

  3. to vote on a shareholder proposal, if properly presented at the meeting, requesting the Company to endorse principles adopted by the Coalition for Environmentally Responsible Economies (CERES); and

  4. to transact such other business as may properly come before the meeting.

A list of stockholders entitled to vote at the meeting will be available for the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least 10 days prior to the meeting at Equiserve, One North State Street, 11th Floor, Chicago, Illinois, 60602.

By Order of the Board of Directors

[SIGNATURE OF ROBERT T. KENAGY APPEARS HERE]

ROBERT T. KENAGY
Associate General Counsel and
Corporate Secretary

March 13, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Information about Whirlpool Corporation....................................   1

Proxy Statement............................................................   1

Directors and Nominees for Election as Directors...........................   2

The Whirlpool Board of Directors...........................................   4

Security Ownership.........................................................   5

Executive Compensation.....................................................   7

Stock Option Grants and Related Information................................   8

Stock Option Exercises and Holdings........................................   9

Long-Term Incentive Awards.................................................   9

Agreements With Executive Officers.........................................  10

Retirement Benefits........................................................  10

Compensation of Directors..................................................  12

Human Resources Committee Report on Compensation Awards....................  12

Performance Graph..........................................................  17

Proposal to Approve the 2000 Omnibus Stock and Incentive Plan..............  18

Stockholder Proposal.......................................................  24

Miscellaneous..............................................................  26

Auditors...................................................................  26

Stockholder Proposal for 2001 Meeting......................................  26

Exhibit A--Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan..... A-1

INFORMATION ABOUT WHIRLPOOL CORPORATION

Whirlpool is the world's leading manufacturer and marketer of major home appliances. We manufacture in 13 countries and market products in about 170 countries under major brand names such as Whirlpool, KitchenAid, Roper, Bauknecht, Ignis, Laden, Inglis, Brastemp, and Consul. We are also the principal supplier to Sears, Roebuck and Co. of many major appliances marketed under the Kenmore brand name. We have approximately 61,000 employees worldwide. Our headquarters is located in Benton Harbor, Michigan, and our address is 2000 N. M-63, Benton Harbor, Michigan 49022-2692. Our telephone number is (616) 923-5000.

PROXY STATEMENT

Our 2000 annual meeting of stockholders will be held on Tuesday, April 18, 2000 at 9:30 a.m., Chicago time, at The Madison Room, 181 W. Madison Street (7th Floor), Chicago, Illinois. You are welcome to attend.

Information about this Proxy Statement

We are sending this proxy statement and the enclosed proxy card because Whirlpool's Board of Directors is seeking your permission (or proxy) to vote your shares at the annual meeting on your behalf. This proxy statement presents information we are required to provide to you under the rules of the Securities and Exchange Commission. It is intended to help you in reaching a decision on voting your shares of stock. Only stockholders of record at the close of business on February 29, 2000 are entitled to vote at the meeting. There were 73,243,737 outstanding shares of common stock as of the close of business on February 29, 2000. We have no other voting securities. Stockholders are entitled to one vote per share on each matter. This proxy statement and the accompanying proxy form are first being mailed to stockholders on or about March 13, 2000.

Information about Voting.

Stockholders can vote their shares on matters presented at the annual meeting in two ways.

1. By Proxy--If you sign and return the accompanying proxy form, your shares will be voted as you direct on the proxy form. If you do not give any direction on the proxy card, the shares will be voted FOR the nominees named for director, FOR approval of the 2000 Omnibus Stock and Incentive Plan, and AGAINST a shareholder proposal requesting the Company to endorse certain environmental principles adopted by an organization called the Coalition for Environmentally Responsible Economies (CERES) (see pages 24-26). You may revoke your proxy at any time before it is exercised by providing to Whirlpool's Corporate Secretary, Robert T. Kenagy, a written revocation, by providing a proxy with a later date, or by voting in person at the meeting.

2. In Person--You may come to the annual meeting and cast your vote there.

Whirlpool's Board of Directors has adopted a policy requiring all stockholder votes to be kept permanently confidential and not disclosed except (i) when disclosure is required by law, (ii) when a stockholder expressly consents to disclosure, or (iii) when there is a contested election and the proponent filing the opposition statement does not agree to abide by this policy.

Stockholders representing at least 50% of the common stock issued and outstanding must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The four directors to be elected at the annual meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. This means that the four nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will have no effect on the outcome of the election. For a stockholder to nominate an individual for director at the meeting, the stockholder must give the Company's Secretary written notice at least 90 days in advance of the annual meeting of the stockholder's intent to make the nomination.

The affirmative vote of a majority of the outstanding common stock present or represented at the annual meeting and entitled to vote on this matter will be required to approve the 2000 Omnibus Stock and Incentive Plan. Abstentions will have the same effect as a vote "against" this proposal, while broker non-votes will have no effect for purposes of this proposal.

The affirmative vote of a majority of the outstanding common stock present or represented at the annual meeting and entitled to vote on this matter will be required to approve the stockholder proposal, if properly presented at the meeting, requesting that the Company adopt the environmental principles of the CERES organization. Abstentions will have the same effect as a vote "against" this proposal, while broker non-votes will have no effect for purposes of this proposal.

The Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals covered in this proxy statement.

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

                               ----------------

Nominees For a Term to Expire in 2003

GARY T. DICAMILLO, 49, Chairman of the Board and Chief
Executive Officer of Polaroid Corp. (imaging products).
Director of the Company since 1997 and director of Pella Corporation and The Sheridan Group.
                         [PHOTO OF GARY T. DICAMILLO]

                               ----------------

KATHLEEN J. HEMPEL, 49, former Vice Chairman and Chief
Financial Officer of Fort Howard Corporation (paper products; 1992-1997). Director of the Company since
1994 and director of Oshkosh Truck Corporation and A.O.
Smith Corporation.
[PHOTO OF KATHLEEN J. HEMPEL]

                               ----------------

ARNOLD G. LANGBO, 62, Chairman of the Board of Kellogg
Company (cereal and other products). Director of the Company since 1994 and director of Johnson & Johnson,
Atlantic Richfield Co. and Weyerhaeuser Company.
[PHOTO OF ARNOLD G. LANGBO]

                               ----------------

PHILIP L. SMITH, 66, former Chairman of the Board and
Chief Executive Officer of The Pillsbury Company
(consumer foods and beverages and other products;
retired 1987). Director of the Company since 1982 and director of U.S. Trust Corporation.
[PHOTO OF PHILIP L. SMITH]

                               ----------------

Directors Whose Terms Expire in 2002

JEFF M. FETTIG, 42, President and Chief Operating
Officer of the Company. Director of the Company since
1999.
[PHOTO OF JEFF M. FETTIG]

                               ----------------

JAMES M. KILTS, 52, President and Chief Executive
Officer of Nabisco Holdings Corp. (food products).
Director of the Company since 1999 and director of The
May Department Stores Company.
[PHOTO OF JAMES M. KILTS]

                               ----------------

MILES L. MARSH, 52, Chairman of the Board and Chief
Executive Officer of Fort James Corporation (consumer paper products). Director of the Company since 1990 and director of GATX Corporation and Morgan Stanley, Dean
Witter & Co.
[PHOTO OF MILES L. MARSH]

                               ----------------

PAUL G. STERN, 61, Partner, Thayer Capital Partners,
L.L.P. and Arlington Capital Partners, L.L.P. (private investment companies). Director of the Company since
1990 and director of The Dow Chemical Company, E-Plus
Inc., Aegis Communications, Inc., and SAGA SYSTEMS Inc.
[PHOTO OF PAUL G. STERN]

                               ----------------

Directors Whose Terms Expire in 2001

HERMAN CAIN, 54, Chairman of the Board of Godfather's
Pizza, Inc. and Chief Executive Officer of the Digital
Restaurant Solutions Corporation (restaurant industry).
Director of the Company since 1992 and director of Nabisco Holdings Corp. and UtiliCorp United, Inc.
[PHOTO OF HERMAN CAIN]

                               ----------------

ALLAN D. GILMOUR, 65, former Vice Chairman of Ford
Motor Company (cars and trucks, related parts and accessories and financial services; retired 1995).
Director of the Company since 1990 and director of The
Dow Chemical Company, DTE Energy Company, The
Prudential Insurance Company of America, and MediaOne
Group, Inc.
[PHOTO OF ALLAN D. GILMOUR]

                               ----------------

JANICE D. STONEY, 59, former Executive Vice President,
US WEST Communications Group, Inc. (telecommunications products and services; retired 1992). Director of the Company since 1987 (except for part of 1994 during a bid for political office) and director of Williams
Companies Inc. and Bridges Investment Fund.
[PHOTO OF JANICE D. STONEY]

                               ----------------

DAVID R. WHITWAM, 58, Chairman of the Board and Chief
Executive Officer of the Company. Director of the Company since 1985 and director of PPG Industries, Inc.
[PHOTO OF DAVID R. WHITWAM]

                               ----------------

The directors have served their respective companies indicated above in various executive or administrative positions for at least the past five years, except for Messrs. Cain, DiCamillo, Kilts, and Marsh and Dr. Stern. From 1986 through 1995, Mr. Cain served in various capacities at Godfather's Pizza, Inc. (restaurant industry), including President and Chief Executive Officer. From 1996 through 1998, Mr. Cain was the President and Chief Executive Officer of the National Restaurant Association (restaurant industry). From 1986 through 1995, Mr. DiCamillo served in various capacities at Black & Decker Corp. (household and commercial hardware products, including power tools and accessories and other products and services), including President, Worldwide Power Tools and Accessories. Mr. Kilts was Executive Vice President of the worldwide food operations of the Philip Morris Companies (food, beverage and tobacco products) from 1994 to 1997. Mr. Marsh was Chairman and Chief Executive Officer of Pet Incorporated ("Pet"), a producer of specialty foods, until it was acquired by The Pillsbury Company, a subsidiary of Grand Metropolitan PLC, in February 1995. Until October 1995, Mr. Marsh was employed by Pet as a special advisor on the integration of Pet with Pillsbury. Dr. Stern served as a Special Partner of Forstmann Little & Co. (financial services) from October 1993 until January 1996.

BOARD OF DIRECTORS

The Board held eight meetings during 1999. During 1999, each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served.

The Audit Committee (Ms. Stoney (Chair), Mr. DiCamillo, Ms. Hempel, Mr. Marsh, and Dr. Stern) annually recommends independent public accountants for appointment by the Board as auditors of the Company and certain of its majority-owned subsidiaries; makes recommendations to the Board on the auditing process, control systems, and compliance matters; and examines and makes recommendations to the Board concerning the scope of audits and audit engagements. The Audit Committee held five meetings in 1999.

The Human Resources Committee (Messrs. Langbo (Chair), Gilmour, Kilts, and Ms. Stoney) determines the terms of employment of the Company's officers, determines the terms and recipients of awards under the Company's Omnibus Stock and Incentive and Performance Excellence Plans, and makes recommendations to the Board with respect to the Company's compensation plans and policies. This committee held five meetings in 1999.

The Corporate Governance and Nominating Committee (Messrs. Smith (Chair), Cain, DiCamillo, Kilts, and Langbo) reviews with the Chairman of the Board recommendations concerning Board committee assignments and, with input from all Board members, the effectiveness of overall governance practices and guidelines. This Committee also considers new nominees proposed for the Board and will consider individuals whose names are sent to the Committee (in care of the Chairman of the Board) by stockholders in accordance with the provisions in Whirlpool's By-laws. This committee held two meetings in 1999.

SECURITY OWNERSHIP

The following table presents the ownership of the only persons known by us as of February 29, 2000 to beneficially own more than 5% of our common stock based upon statements on Schedule 13G filed by such persons with the Securities and Exchange Commission. Such persons have reported shared voting and dispositive power with respect to all such shares.

               Name and Address                        Shares       Percent of
              of Beneficial Owner                Beneficially Owned   Class
              -------------------                ------------------ ----------
Sanford C. Bernstein Co., Inc. 767 Fifth Avenue      7,092,701        9.50%
 New York, NY 10153

Dodge & Cox                                          4,585,245        6.20%
 35th Floor
 One Sansome Street
 San Francisco, CA 94104

Morgan Stanley Dean Witter & Co. 1585 Broadway       4,444,960        5.97%
 New York, NY 10036

Amvescap PLC                                         3,940,983        5.30%
 11 Devonshire Square
 London EC2M 4YR
 England

The following table reports beneficial ownership of common stock by each director, nominee for director, the Chief Executive Officer and the four other most highly compensated executive officers, and all directors and executive officers of Whirlpool as a group, as of February 29, 2000. Beneficial ownership includes, unless otherwise indicated, all shares with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct voting of such shares or to dispose or direct the disposition of such shares.

                                                 Shares
                                     Shares       Under
                                  Beneficially Exercisable
                                    Owned(1)   Options(2)    Total   Percentage
                                  ------------ ----------- --------- ----------
Herman Cain......................     3,082        3,000       6,082      *

Gary T. DiCamillo................     2,247        1,200       3,447      *

Jeff M. Fettig...................    34,439      114,200     148,639      *

Allan D. Gilmour.................     5,200        3,600       8,800      *

Kathleen J. Hempel...............     3,200        1,800       5,000      *

Ronald L. Kerber.................    36,978       99,500     136,478      *

James M. Kilts...................     1,400          600       2,000      *

Arnold G. Langbo.................     3,397        1,800       5,197      *

Miles L. Marsh...................     5,632        3,000       8,632      *

Paulo Periquito..................    18,829       94,000     112,829      *

Philip L. Smith..................     4,000        4,200       8,200      *

Paul G. Stern....................     4,800        3,000       7,800      *

Janice D. Stoney.................     3,500        4,200       7,700      *

Michael D. Thieneman.............     5,839       58,700      64,539      *

David R. Whitwam.................   174,220      400,800     575,020      *

All directors and executive
 officers as a group (19
 persons)........................   368,743      904,600   1,100,393    1.5%

--------
*Represents less than 1% of the outstanding common stock.
 (1) Does not include shares subject to currently exercisable options, which information is set forth separately in the second column. Also, does not include 1,349,231 shares (as of December 31, 1999) held by the Whirlpool 401(k) Trust (approximately 28,514 of which are held for the accounts of executive officers); three individuals serve as trustees with shared voting and investment powers.
 (2) Includes shares subject to options that will become exercisable within 60 days.

                            EXECUTIVE COMPENSATION
The table below provides a summary of annual and long-term compensation for the last three years of the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    SUMMARY COMPENSATION TABLE (1997-1999)

                                                                                  Long-Term
                                                                                 Compensation
                                                                              ------------------
                                                                              Awards   Payouts
                                                                              ------- ----------
                                                      Annual
                                                   Compensation
                                               ---------------------
                                                                      Other              LTIP     All Other
                                                                      Annual  Options  Payouts   Compensation
Name                  Principal Position  Year   Salary     Bonus    Comp.(1)   (#)     ($)(2)      ($)(3)
----                  ------------------  ---- ---------- ---------- -------- ------- ---------- ------------
David R. Whitwam      Chairman            1999 $1,040,000 $1,950,000 $   -0-  110,000 $1,614,292   $27,906
                      and Chief           1998  1,000,000  1,400,000     -0-   65,000  1,254,280    34,110
                      Executive Officer   1997    960,000  1,100,000     -0-   85,000  1,397,714    32,868
Jeff M. Fettig (4)    President and Chief 1999    458,131    646,000 506,237   50,000    492,733       219
                      Operating Officer
                      Executive Vice      1998    355,068    407,000 280,534   18,000    333,141       245
                      President and       1997    328,333    329,000 334,911   20,500    371,387       224
                      President,
                      Whirlpool Europe
Paulo Periquito       Executive Vice      1999    500,000    609,000 210,843   33,000    532,265    22,840
                      President and       1998    500,000    735,000 188,385   15,000    387,004    24,100
                      President,
                      Latin America       1997    119,981     87,318     -0-   20,000        -0-     5,020
Ronald L. Kerber      Executive Vice      1999    362,167    434,000     -0-   30,000    425,124     9,303
                      President and       1998    345,000    395,000     -0-   14,000    341,453     7,315
                      Chief Technology    1997    327,667    341,000     -0-   18,000    379,228     7,004
                      Officer
Michael D. Thieneman  Executive Vice      1999    324,000    337,000     -0-   27,000    327,529     5,108
                      President
                      North American      1998    302,303    239,000     -0-   15,000    221,845     3,932
                      Region              1997    228,917    210,000     -0-   11,000    206,296     2,589

--------
(1) The amounts paid to Mr. Fettig primarily relate to reimbursement for expenses related to his foreign service. In 1999, 1998, and 1997, the Company paid foreign taxes of $88,352, $177,816, and $212,990 respectively on Mr. Fettig's behalf, and in 1999 the Company paid Mr. Fettig $331,865 as reimbursement for relocation related expenses. The amounts paid to Mr. Periquito in 1999 and 1998 include $100,000 to compensate him for increased living costs.
(2) Amounts represent payouts under long-term, equity-based compensation programs based on the Company's financial performance as described under the caption Long-Term Incentive Awards beginning on page 14. For 1999, the payout under the Company's long-term incentive program reflected achievement of a performance objective during the 1997-1999 performance period relating to the awards.
(3) Amounts represent group term life insurance premiums.
(4) Mr. Fettig was promoted to President and Chief Operating Officer on June 7, 1999.

STOCK OPTION GRANTS AND RELATED INFORMATION

Stock Option Grants in 1999

The table below provides information on grants of stock options during 1999 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                             OPTION GRANTS IN 1999
                       ASSUMED STOCK PRICE APPRECIATION

                                                                            Potential Realizable Value at
                                                                            Assumed Annual Rates of Stock
                                                                           Price Appreciation for 10-year
                                   Individual Grants in 1999                       Option Term(1)
                          ----------------------------------------------- ----------------------------------
                          Number of
                          Securities  % of Total
                          Underlying   Options
                           Options    Granted to  Exercise     Expiration
Name                       Granted   Employees(2) Price(3)       Date(4)  0%      5%(5)           10%(6)
----                      ---------- ------------ --------     ---------- --  --------------  --------------
David R. Whitwam            110,000      6.73%     $52.28        4-5-09     0 $    3,617,006  $    9,165,865
Jeff M. Fettig               50,000      3.06       52.28        4-5-09     0      1,644,093       4,166,302
Paulo Periquito              33,000      2.02       52.28        4-5-09     0      1,085,102       2,749,759
Ronald L. Kerber             30,000      1.83       52.28        4-5-09     0        986,456       2,499,781
Michael D. Thieneman         27,000      1.65       52.28        4-5-09     0        887,810       2,249,803
All Optionees(2)          1,628,720       100%      53.20(avg)     2009     0     54,488,385     138,079,410
All Stockholders                N/A       N/A         N/A           N/A        2,501,595,638   6,339,311,446
All Optionee Gain as a %
 of all Stockholder Gain                                                                2.17%           2.17%

--------
(1) Potential pre-tax realizable value is based on the assumption that the stock price appreciates from the exercise price at the annual rates of appreciation shown in the table over the option term (10 years). This is a theoretical value. The actual realized value depends on the market value of the Company's stock at the exercise date. All calculations are based on shares outstanding as of December 31, 1999.
(2) Based on 1,628,720 options granted to 576 employees in 1999. No gain to the optionees is possible without an increase in the common stock price.
(3) Fair market value on the date of grant.
(4) Options generally become exercisable in installments of 50% one year after the date of grant and the remaining 50% two years after the grant date, with all options becoming exercisable upon a Change in Control. A Change in Control is generally defined to include the acquisition by any person or group of 15% or more of Whirlpool's voting securities, a change in the composition of the Board such that the existing Board or persons who were approved by a majority of such Board members or their successors on the existing Board cease to constitute a majority of the Board, and approval by the stockholders of an acquisition or liquidation of Whirlpool.
(5) Per share price of common stock would be $86.66 assuming no stock splits or stock dividends.
(6) Per share price of common stock would be $137.98 assuming no stock splits or stock dividends.

STOCK OPTION EXERCISES AND HOLDINGS

The table below provides information on shares underlying options exercisable at the end of 1999 and options exercised during 1999 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

            AGGREGATED OPTION EXERCISES AND YEAR-END VALUE FOR 1999

                                    Securities Underlying           Value of Unexercised
                Shares           Unexercised Options Held at      In-the-Money Options Held
               Acquired                Fiscal Year End               at Fiscal Year End
                  on     Value   ------------------------------   -------------------------
Name           Exercise Realized Exercisable     Unexercisable    Exercisable Unexercisable
----           -------- -------- -----------     -------------    ----------- -------------
David R.
 Whitwam.....       0          0         345,800          142,500 $5,121,120   $1,419,933
Jeff M.
 Fettig......   3,200   $104,294          89,200           59,000  1,277,425      636,251
Paulo
 Periquito...       0          0          77,500           40,500  1,073,048      422,405
Ronald L.
 Kerber......       0          0          84,500           37,000  1,224,741      384,293
Michael
 D.Thieneman.       0          0          45,200           34,500    610,748      347,771

LONG-TERM INCENTIVE AWARDS

The table below provides information regarding grants of long-term incentive compensation awards in 1999 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1999

                                    Performance  Estimated Future Payouts
                                    Period From         Under Non-
                                    Grant Until Stock Price Based Plan (2)
                         Number of  Maturation  -----------------------------
          Name           Shares (1)  or Payout   Target (#)      Maximum (#)
          ----           ---------- -----------  ----------      -----------
David R. Whitwam
 Performance shares.....   38,820    1999-2001           38,820          38,820
Jeff M. Fettig
 Performance shares.....   11,049    1999-2001           11,049          11,049
Paulo Periquito
 Performance shares.....    6,988    1999-2001            6,988          13,976
Ronald L. Kerber
 Performance shares.....   10,392    1999-2001           10,392          10,392
Michael D. Thieneman
 Performance shares.....    9,556    1999-2001            9,556           9,556

--------
(1) During 1999, Whirlpool made one award that has a three-year performance period under its Executive Stock Appreciation Program to each participant. Performance share awards are for a number of "contingent shares" and are based on a participant's base salary and the market price of the common stock. All awards identified in this table were made pursuant to the Company's 1996 and 1998 Omnibus Stock and Incentive Plans.
(2) Final awards for Messrs. Whitwam, Fettig, Kerber, and Thieneman will not exceed the contingent shares shown in column 1 and will be made based on the Company achieving an improvement target in the economic value added ("EVA") financial measurement. The final award for Mr. Periquito will be determined by multiplying the number of contingent shares by 0% to 200% (100% is the target award amount and 200% is the maximum award amount) based on the Company meeting certain financial, customer, and employee related objectives for each cycle. Future payouts, if any, will be made in common stock, cash, or a combination of both, as determined by the Human Resources Committee of the Board of Directors. If all or any portion of the award is paid in cash, the amount will be determined by multiplying the final number of shares earned by the percentage of the award to be paid in cash and multiplying this product by the market price of the common stock at the end of the performance period. Payments may be deferred with the Committee's consent.

AGREEMENTS WITH EXECUTIVE OFFICERS

Whirlpool has agreements with its executive officers that provide severance benefits if, within two years following a Change in Control, the executive officer's employment is terminated either by Whirlpool (other than for cause, as defined) or by the officer for good reason (as defined), or, voluntarily during the 13th month following a Change in Control. Benefits include continuation of salary for at least 90 days after notification of termination of employment, severance pay equal to three times annual compensation, (generally defined as base salary plus target annual bonus), plus an amount to compensate the individual for excise taxes, if any, arising out of the severance pay. Under certain circumstances, the agreements provide for continuing participation for up to three years in insurance and other employee welfare benefit plans and, in the case of defined benefit retirement plans, provide for three years additional age and service credits for purposes of vesting and computing benefits. The term of each agreement is two years and thereafter the agreement may be terminated as of the end of any year upon 90 days prior notice but not for 24 months after a Change in Control. A Change in Control is generally defined to include the acquisition by any person or group of 15% or more of Whirlpool's voting securities, a change in the composition of the Board such that the existing Board or persons who were approved by a majority of such Board members or their successors on the existing Board cease to constitute a majority of the Board, and approval by the stockholders of an acquisition or liquidation of Whirlpool.

RETIREMENT BENEFITS

Whirlpool's non-contributory defined benefit retirement plan (the "Retirement Plan") covers substantially all of our U.S. based salaried employees. Upon reaching the normal retirement age of 65, each vested participant is eligible to receive an annual pension for life equal to 2% of annual base salary, averaged over the 60 consecutive calendar months during which pay was highest out of the last 120 months completed before age 65, for each year of credited service (up to a maximum of 30 years). For participants with five or more years of service, reduced benefits are payable upon early retirement or termination of employment after age 55. For five years following a Change in Control, Whirlpool may not terminate the retirement plan or amend or merge it with another plan in a manner that would reduce benefits. If the Retirement Plan is terminated (including a termination by operation of law) during this five-year period, any assets held under the plan in excess of the amount needed to fund accrued benefits would be used to provide additional benefits to plan participants. We also have supplemental retirement plans that (i) provide to certain employees, including executive officers, additional benefits generally similar to those under the Retirement Plan but based upon an average of the five highest total amounts of bonuses paid from our bonus plans during the ten years prior to retirement and (ii) maintain benefits at the levels set forth in the table below which are otherwise limited under the Retirement Plan by the Employment Retirement Income Security Act of 1974.

The following table sets forth the estimated annual pension benefits payable under the Retirement Plan and supplemental plans (as described above) upon retirement at age 65 after selected periods of service.

                      Estimated Annual Pension Benefits at Age 65*
              ------------------------------------------------------------
  Covered     5 Years  10 Years 15 Years   20 Years   25 Years   30 Years
Compensation  Service  Service   Service   Service    Service    Service
------------  -------- -------- --------  ---------- ---------- ----------
 $  600,000   $ 60,000 $120,000 $ 180,000 $  240,000 $  300,000 $  360,000
    800,000     80,000  160,000   240,000    320,000    400,000    480,000
  1,000,000    100,000  200,000   300,000    400,000    500,000    600,000
  1,200,000    120,000  240,000   360,000    480,000    600,000    720,000
  1,400,000    140,000  280,000   420,000    560,000    700,000    840,000
  1,600,000    160,000  320,000   480,000    640,000    800,000    960,000
  1,800,000    180,000  360,000   540,000    720,000    900,000  1,080,000
  2,000,000    200,000  400,000   600,000    800,000  1,000,000  1,200,000
  2,200,000    220,000  440,000   660,000    880,000  1,100,000  1,320,000
  2,400,000    240,000  480,000   720,000    960,000  1,200,000  1,440,000
  2,600,000    260,000  520,000   780,000  1,040,000  1,300,000  1,560,000
  2,800,000    280,000  560,000   840,000  1,120,000  1,400,000  1,680,000
  3,000,000    300,000  600,000   900,000  1,200,000  1,500,000  1,800,000
  3,200,000    320,000  640,000   960,000  1,280,000  1,600,000  1,920,000
  3,400,000    340,000  680,000 1,020,000  1,360,000  1,700,000  2,040,000
  3,600,000    360,000  720,000 1,080,000  1,440,000  1,800,000  2,160,000

--------
* The amounts set forth in the table are on the basis of a straight life annuity and are not subject to reduction for Social Security benefits or other payments. The maximum number of years of service for which pension benefits accrue is 30. Messrs. Whitwam, Fettig, Kerber, and Thieneman had approximately 32, 19, 9, and 23 years, respectively, of eligible service at December 31, 1999, and their covered compensation under the plans for 1999 was equal to the base salary and bonus set forth in the Summary Compensation Table.

Mr. Periquito is entitled to a Brazilian pension benefit under the employment agreement with Whirlpool that will provide him with a retirement payment of 85% of his basic monthly salary at age 60 assuming he is a participant under the relevant Brazilian pension plan for 10 years. Under that plan, Mr. Periquito would receive a disability retirement payment of 70% of the value of the retirement benefit, and if he dies, his widow would receive a pension payment of 50% of the value of the retirement benefit. In addition, underage children would receive 30% of the value of the retirement benefit in the event of Mr. Periquito's death. Mr. Periquito is required to participate in the cost of his pension benefit at the rate of 15% of the monthly cost of the plan, up to a limit of 8% of his basic salary.

COMPENSATION OF DIRECTORS

Directors who are not employees of Whirlpool are paid an annual fee of $24,000 and $1,000 for each Board and committee meeting attended ($1,500 if chairperson). A nonemployee director may elect to defer any portion of director compensation until he or she ceases to be a director, at which time payment is made in a lump sum or in monthly or quarterly installments. Interest on deferred amounts accrues quarterly at a rate equal to the prime rate in effect from time to time. Each director may elect to relinquish all or a portion of the annual fee, in which case Whirlpool may at its sole discretion then make an award of up to $1 million to a charitable organization upon the director's death. Under the program, the election to relinquish compensation is irrevocable, and Whirlpool may choose to make contributions in the director's name to as many as three charities. Each director may also elect to have a portion of the annual fee used to purchase term life insurance in excess of that described in the next paragraph.

Whirlpool provides each nonemployee director who elects to participate with term life insurance while a director in an amount equal to one-tenth of the annual director's fee times such director's months of service (not to exceed
120) and a related income tax reimbursement payment. We also provide each nonemployee director with travel accident insurance of $1 million with the premiums paid by us, and directors are reimbursed for the related income tax. For evaluation purposes, appliances sold by us are made available to each nonemployee director for use at home, and the director receives an income tax reimbursement payment to compensate for any additional tax obligation. The cost to Whirlpool of this arrangement in 1999 (based on distributor price of products and delivery, installation, and service charges) did not exceed $4,750 for any one nonemployee director or $14,600 for all nonemployee directors as a group.

Whirlpool also has a Nonemployee Director Stock Ownership Plan. This plan provides, effective on the date of each annual stockholders meeting, for an automatic grant to each nonemployee director of 400 shares of common stock and an option to purchase 600 shares of common stock if our earnings from continuing operations for the immediately preceding year increased by at least 10% over such earnings for the prior year. The exercise price under each option is the average fair market value (as defined) of the common stock for the third through fifth trading days after the public release of our earnings for such prior year. These options may be exercised for 20 years after issuance (except that they must be exercised within two years after ceasing to be a director and within one year after the death of the director). The exercise price may be paid in cash or common stock. In addition, each nonemployee director is awarded annually 400 shares of phantom common stock, payable on a deferred basis. The shares of phantom common stock earn phantom dividends and the total accumulated phantom stock awards and phantom dividends are converted into Whirlpool's common stock on a one-for-one basis and paid out to the nonemployee director following completion of service on the Board.

HUMAN RESOURCES COMMITTEE REPORT ON COMPENSATION AWARDS

The Human Resources Committee of the Board of Directors has furnished the following report on executive compensation for 1999.

Whirlpool is dedicated to global leadership and to delivering superior stockholder value. Whirlpool's executive compensation philosophy is designed to support these objectives by attracting and retaining the best possible management talent and by motivating these employees to achieve business and financial goals that create value for stockholders in a manner consistent with Whirlpool's focus on six fundamental shared values: respect, integrity, teamwork, customer passion, learning to lead, and the spirit of winning. Our "pay for performance" philosophy is centered around the following points:

  . Compensation should be incentive driven with both short and long-term focus;

  . More pay should be at risk than with the average company;

  . Components of compensation should be tied to increasing stockholder value; and

  . Compensation should be tied to a balanced evaluation of corporate and individual performance measured against financial, customer, and employee related objectives--a "balanced scorecard" approach.

The Committee is responsible for the design, administration, and effectiveness of the compensation plans for management employees, including senior executives.

SALARY

Salary levels and salary increase guidelines are based on competitive market reviews conducted with the assistance of outside consultants. Comparison companies are blue chip companies that are similar to Whirlpool in a variety of respects, such as companies that compete with Whirlpool; tend to have national and international business operations; or are similar in sales volumes, market capitalizations, employment levels, lines of business, and business organization and structure. This group of companies ("peer group") is used to define the market for each component of pay as well as total compensation. The peer group companies chosen for the competitive market review are not entirely the same as those that comprise Standard & Poor's Household Furniture and Appliance Group shown in the Performance Graph because the Committee believes that Whirlpool's most direct competitors for executive talent are not necessarily limited to the companies included in the published industry index. Base salary for Mr. Whitwam and other executive officers is targeted at the median of the base salaries for officers in the peer group companies, after adjusting for size of the companies. Excluding Mr. Fettig's promotion, base salary increases for the year ranged between 0% and 5% for the named executive officers. Mr. Whitwam received a 4% salary increase on January 1, 1999. The increases reflected both moves in market salaries as well as the executives' individual performance (as discussed below) against specific objectives. With respect to Mr. Whitwam's individual performance objectives during 1999, the Committee assessed his performance in the areas of leadership, managerial and organizational effectiveness, value creation, Whirlpool's overall financial performance, and executive talent development. The Committee determined that Mr. Whitwam had exceeded his objectives on balance in these areas.

ANNUAL INCENTIVE COMPENSATION

The Performance Excellence Plan ("PEP") provides all regular exempt and some non-exempt employees with an annual incentive designed to focus their attention on stockholder value creation, drive performance in support of this goal and other business goals, and reflect individual performance (except for designated executive officers) as measured against financial, customer, and employee related objectives. For 1999, target awards ranging from 5% to 110% of base salary were established by the Committee.

For 1999, performance measures were established for the following financial indicators: economic value added (EVA), net earnings, and cash flow. To align with the Company's new brand-focused value creation strategy (BFVC), the Committee established some new performance measures addressing customer results in the areas of brand value, brand drivers, and brand equity (all indicators or drivers of the "strength" of our brands in the marketplace). The Committee also established measurements for employee results in the areas of education and training linked to the BFVC strategy implementation, diversity, and the development of Whirlpool's high performance culture. These performance measures were selected based on the Committee's belief that improving such measures correlates to increasing value to stockholders. Achievement of individual business and behavioral performance goals is also a factor in determining PEP payouts for all employees other than designated executive officers. In addition, up to 10% of PEP eligible employees (excluding officers) are eligible for an outstanding contributor bonus equal to 25%, 50%, or 75% of their target PEP bonus.

Unlike other employees, individual performance cannot be recognized under PEP for designated executive officers except for purposes of reducing an award because of Section 162(m) of the Internal Revenue Code (discussed further at the end of this report). Because the Committee strongly believes that individual performance assessment has been and will continue to play a critical role in driving the Company's successful performance, the Committee adopted in 1994 the Executive Officer Bonus Plan ("EOBP") which provides the Committee with discretion to grant bonus payouts to designated executive officers in recognition of strong individual performance. In 1999, only Messrs. Whitwam, Fettig, Kerber, and Thieneman were designated as executive officers for purposes of PEP and eligible to participate in EOBP.

The PEP plan is designed to provide total direct compensation that is above the mean of the peer group when the target level of stretch performance is achieved. The plans utilized for designated executive officers are designed to achieve the same compensation objective.

For Messrs. Whitwam, Fettig, Kerber, and Thieneman, a corporate performance target based on return on equity was established. Because the Company exceeded this financial performance target, these executive officers earned a PEP award for 1999 as set forth in the Summary Compensation Table based on the Committee's evaluation of the Company's performance measured against the financial, customer and employee objectives and the individual performance of the officer under the Committee's balanced scorecard approach. No awards were made under EOBP for 1999.

LONG-TERM INCENTIVES

Our long-term incentive programs are comprised of stock options, the Executive Stock Appreciation and Performance Program, the Restricted Stock Value Program, and the Career Stock Plan, pursuant to the Company's 1996 and 1998 Omnibus Stock and Incentive Plans. Grants under both the stock option and Executive Stock Appreciation and Performance programs are typically made each year. The long-term incentive programs are intended to provide rewards to executives only if significant additional value is created for stockholders over time. Further, these stock-based plans are designed to encourage a significant ownership interest in Whirlpool to help assure that the interests of the executives are closely aligned to those of other stockholders and to provide incentives for the executives to remain with Whirlpool.

Stock Options Option grants in 1999 were made under Whirlpool's 1996 and 1998 Omnibus Stock and Incentive Plans and were based on our analysis of competitive award sizes, along with adjustments reflecting individual performance as evaluated by the Committee with respect to the Chief Executive Officer, and by the Chief Executive Officer as approved by the Committee with respect to the other four named executive officers. In making final awards, the Committee considered the optionee's scope of responsibility and opportunity to affect Whirlpool's future success, strategic and operational goals, individual contributions, and the number of options previously awarded and currently held. Grants were issued with an exercise price equal to the fair market value of the stock at the time of grant.

Mr. Whitwam's 1999 option grant, as noted in the Summary Compensation Table, was made separately and at the sole discretion of the Committee primarily based on its competitiveness with the marketplace, but also taking into account the Committee's assessment of his individual performance.

Executive Stock Appreciation and Performance Program ("ESAP") ESAP provides senior management with incentives to significantly improve the long-term performance of Whirlpool and increase stockholder value over time. The compensation opportunities under the program are tied directly to the financial performance of Whirlpool over a preset period, normally three years, beginning each January 1. In combination with other elements of compensation, award sizes are designed to provide competitive total compensation that exceeds the market when stretch target performance is met. In 1999, a grant was made under this program from Whirlpool's 1996 Omnibus Stock and Incentive Plan. The grant is for a three-year cycle ending December 31, 2001, and payout is contingent upon achieving a specific EVA target. Payouts under the most recently ended 1997-1999 ESAP cycle were based on achieving certain corporate EVA, cost reduction, and employee high performance culture building targets over the performance period. As Whirlpool performance was above the targets established at the beginning of the performance cycle, payouts under the cycle exceeded target.

The contingent shares granted to the named executive officers in 1999 under the 1999-2001 ESAP cycle (as disclosed in the Long-Term Incentive Plan Awards table) were calculated based on the competitive objective for ESAP target award sizes. In addition, a payout was earned by Mr. Whitwam under the 1997-1999 ESAP cycle based on the Company exceeding the EVA improvement financial target established at the beginning of the performance period. The final payout of this grant, along with those of other named executive officers, is included in the column labeled "LTIP Payouts" in the Summary Compensation Table and is based on the Committee's evaluation of Company performance against the financial, customer, and employee objectives established for the Company and the individual effort of each officer. The payout was made in 2000.

Restricted Stock Value Program (the "RSVP Program") Under the RSVP Program, selected senior management employees are granted restricted stock to link their performance with the long term financial success of the Company and the creation of shareholder value. Recipients of restricted stock are selected by the Committee based on their organizational level and ability to affect Company performance. The Committee can set restrictions based upon the lapse of time and/or achievement of performance goals, and grants can be made under the 1996 and 1998 Omnibus Stock and Incentive Plans. There were no grants of restricted stock under the RSVP Program to the named executive officers in 1999, and there were no shares of restricted stock granted to all executive officers as a group in 1999.

Career Stock Plan (the "Career Plan") The Career Plan was established to provide one-time grants of phantom stock to select key executives as a means of retaining those executives and encouraging long-term employment. Recipients and award sizes are based on subjective determinations relating to a broad range of factors. The shares do not represent an equity interest in Whirlpool, and no voting rights attach to the shares until and unless they are distributed to the participant, and grants can be made under the 1996 and 1998 Omnibus Stock and Incentive Plans. The value of a share of Career Stock on any given date is equal to the fair market value of a share of common stock on that date. Recipients of Career Stock will receive one share of common stock for each share of phantom stock on a one-for-one basis upon retirement after attaining the age of 60 or upon termination of employment, based on individual vesting schedules and subject to certain non-competition provisions in the contract. Phantom career stock dividends are invested in additional phantom shares to be awarded in the same manner as the original awards. Mr. Whitwam does not participate in this program. There were no shares of Career Stock grants to the named executive officers in 1999, but 20,000 shares of Career Stock were granted to all executive officers as a group in 1999.

OWNERSHIP GUIDELINES

In 1995, management adopted, with the Committee's approval, stock ownership guidelines to support the objective of increasing the amount of stock owned by the most senior group of executives (approximately 100 individuals). The guidelines for stock ownership are based on an individual's level in the organization and range from seven times base salary for the Chief Executive Officer to one times base salary for lower level executives.

TAX CODE LIMITATION ON EXECUTIVE COMPENSATION DEDUCTIONS

The Internal Revenue Code imposes a $1 million deduction limit on compensation paid to executives named in the compensation section of the proxy statements of public companies, subject to certain transition rules and exceptions for non-discretionary performance based plans approved by stockholders.

The Committee intends to preserve the tax deductibility of executive compensation to the extent practicable while focusing on consistency with its compensation policies, the needs of Whirlpool, and stockholder interests.

The Committee retains the discretion to reward strong individual performance of designated executive officers under the EOBP. The Committee believes this ability to exercise discretion is in the best interest of Whirlpool and its stockholders and outweighs the need to qualify the EOBP so that amounts paid from this plan are exempt from the deductibility limits of Section 162(m). Accordingly, pay for individual performance under EOBP will generally not qualify under Section 162(m) and may not be fully deductible.

SUMMARY

We, the Human Resources Committee of Whirlpool, believe a strong link exists between executive pay and performance at Whirlpool.

  Mr. Arnold G. Langbo (Chairman)
  Mr. Allan D. Gilmour
  Mr. James M. Kilts
  Ms. Janice D. Stoney

PERFORMANCE GRAPH

The graph below depicts the yearly dollar (and percentage) change in the cumulative total stockholder return on our common stock with the cumulative total return of Standard & Poor's ("S&P") Composite 500 Stock Index and the cumulative total return of the S&P Household Furniture & Appliance Group Index for the years 1995 through 1999. The graph assumes $100 was invested on December 31, 1994 in Whirlpool common stock, the S&P 500, and the S&P Household Furniture & Appliance Group.

               Comparison of Five Year Cumulative Total Return*
                   Whirlpool Corporation, S&P 500 Index, and
                   S&P Household Furniture & Appliance Group

Cumulative Investment Value
                              [Performance Graph]
                 12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
Whirlpool        $100.00   108.608    97.691   118.109   121.705   $146.063
S&P 500          $100.00   137.448   168.926   225.206   289.435   $350.256
S&P Household    $100.00   121.806   112.676   165.676   220.962   $201.163
--------
* Cumulative total return is measured by dividing: (1) the sum of (a) the cumulative amount of the dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between share price at the end and the beginning of the measurement period by (2) the share price at the beginning of the measurement period.

INFORMATION ABOUT THE 2000 OMNIBUS STOCK AND INCENTIVE PLAN

On February 15, 2000, the Board of Directors adopted, subject to stockholder approval, the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan (the "2000 Plan") to allow the Company to continue making stock-based awards as part of the Company's compensation. The 2000 Plan is intended to succeed the Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan (the "1998 Plan") which has an insufficient number of issuable shares remaining to support the Company's compensation needs. The number of shares of common stock issuable under the 2000 Plan is 3,500,000. The 2000 Plan is consistent in substance with the 1998 Plan and continues to provide for incentive stock options, non-statutory stock options, stock appreciation rights, and other awards. The closing price of Whirlpool's common stock on February 29, 2000 was $54.31.

The Board believes that, like the 1998 Plan, the 2000 Plan will successfully advance the Company's long-term financial success by permitting it to attract and retain outstanding executive talent and motivate superior performance by encouraging and providing a means for executives to obtain an ownership interest in the Company.

The affirmative vote of the holders of a majority of the shares of common stock present at the annual meeting of stockholders, in person or by proxy, and entitled to vote thereon is necessary for approval of the 2000 Plan. Unless such vote is received, the 2000 Plan will not become effective.

The complete text of the 2000 Plan is set forth in Exhibit A hereto. The following description of the 2000 Plan is qualified in its entirety by reference to Exhibit A.

Administration and Eligibility

The 2000 Plan will be administered by a committee (the "Committee") which shall consist of two or more directors designated by the Board of Directors of the Company. Each of these directors will be a nonemployee director as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule that may subsequently be in effect ("Rule 16b-3"). In addition, the Company presently intends for each of these directors to be an "outside director" within the meaning of Internal Revenue Code Section 162(m)(4)(C)(i) and the regulations promulgated thereunder. Since the Human Resources Committee currently satisfies such requirements, the Board intends to appoint the Human Resources Committee to administer the 2000 Plan. The 2000 Plan provides that the Company will fully indemnify members of the Committee against losses, costs, expenses, and liabilities arising from actions taken or failure to act under the 2000 Plan. The Committee is authorized from time to time to grant awards under the 2000 Plan to such key employees (including executive officers) of the Company and its subsidiaries as the Committee, in its discretion, selects. The Committee is authorized to delegate any of its authority under the 2000 Plan to such persons, such as officers of the Company, as it thinks is appropriate. Shares awarded under the 2000 Plan will be made available from authorized but unissued common stock or from common stock held in the treasury.

During 1997, 1998, and 1999, the Company made awards to an average of 568 employees per year, covering an average of approximately 1,302,107 shares per year under its stock option plans. However, these awards are not necessarily indicative of the number of participants or the number of awards that might be made under the proposed 2000 Plan. Therefore, the Company cannot at this time identify the persons to whom awards will be granted, or would have been granted, if the 2000 Plan had been in effect during 1999; nor can the Company state the form or value of any such awards.

The aggregate number of shares of the Company's common stock issuable under all awards under the 2000 Plan is 3,500,000. The maximum number of shares of common stock issuable pursuant to the exercise of stock options under the 2000 Plan is 3,250,000. The maximum number of shares of common stock issuable under restricted stock and restricted stock equivalent awards under the 2000 Plan is 1,000,000, and the maximum number of shares of common stock issuable under performance share or performance unit awards is 1,000,000. The maximum number of shares of common stock that a participant may receive upon exercise of all stock options and stock appreciation rights under the 2000 Plan is 600,000. The maximum number of shares of common stock that a participant may receive in any calendar year pursuant to performance awards, restricted stock awards, and restricted stock equivalent awards is 300,000.

Options and Appreciation Rights

The 2000 Plan authorizes the Committee to grant to key employees options to purchase the Company's common stock which may be in the form of statutory stock options, including "incentive stock options" ("ISOs") or other types of tax-qualified options which may subsequently be authorized under the federal tax laws or in the form of non-statutory options. The exercise price of options granted under the 2000 Plan (subject to amendment as discussed herein under the caption "Terms of the 2000 Plan; Amendment and Adjustment") may not be less than 100% of the fair market value of such stock at the time the option is granted. Fair market value on any given date for this and other purposes of the 2000 Plan will be the mean between the highest and the lowest sale prices reported on the New York Stock Exchange Composite Transactions Table on such date or the last previous date reported (or, if not so reported, on any domestic stock exchange on which the Company's common stock is then listed); or, if the Company's common stock is not listed on a domestic stock exchange, the mean between the closing high bid and low asked prices thereof as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or, if the foregoing do not apply, the fair value as determined in good faith by the Committee or the Board of Directors.

The 2000 Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, common stock of the Company (valued at its fair market value on the date of exercise and including stock received upon exercise of options or stock appreciation rights under any Company option plan) or a combination thereof. Accordingly, any optionee who owns any Company common stock may generally, by using stock in payment of the exercise price of an option, receive, in one transaction or a series of essentially simultaneous transactions, without any cash payment of the purchase price, (i) Company common stock equivalent in value to the excess of the fair market value of the shares subject to exercised option rights over the purchase price specified for such shares in the option, plus (ii) a number of shares equal to that used to pay the purchase price. Cash received by the Company upon exercise of options will constitute general funds of the Company.

If a participant ceases to be an employee of the Company or its subsidiaries due to death, disability, retirement, or with the consent of the Committee, each outstanding option held by that participant which is then exercisable will remain exercisable for the period set forth in the option grant; provided that non-statutory options may be exercised up to one year after the death of a participant, despite any earlier expiration date set forth in the option grant. In all other cases, all options (whether or not then exercisable) will expire upon termination of a participant's employment.

The 2000 Plan also authorizes the Committee to grant appreciation rights to key employees (including executive officers). An appreciation right entitles the grantee to receive upon exercise the excess of (a) the fair market value of a specified number of shares of the Company's common stock at the time of exercise over (b) a price specified by the Committee which may not be less than 100% of the fair market value of the common stock at the time the appreciation right was granted (subject to amendment as discussed herein under the caption "Terms of the 2000 Plan, Amendment and Adjustment"). The Company will pay such amount to the holder in the form of the Company's common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as determined by the Committee.

Appreciation rights may be either unrelated to any option or an alternative to a previously or contemporaneously granted option. Appreciation rights granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of the Company's common stock on the date of exercise over the option price multiplied by the number of shares as to which such optionee is exercising the appreciation right. If an appreciation right is an alternative to an option, such option shall be deemed canceled to the extent that the appreciation right is exercised and the alternative appreciation right shall be deemed canceled to the extent that such option is exercised.

Performance Awards

The 2000 Plan authorizes the Committee to grant performance awards to key employees in the form of either grants of performance shares (each performance share representing one share of the Company's common stock) or performance units representing an amount established by the Committee at the time of the award (which amount can be but does not have to be equal to the fair market value of one share of the Company's common stock). Performance awards are credited to a participant's performance account when awarded and are earned over a performance period (which shall not be less than one year) determined by the Committee at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ. At the time a performance award is made, the Committee will establish superior and satisfactory performance targets measuring the Company's performance over the performance period. The portion of the performance award earned by the participant will be determined by the Committee, based on the degree to which the superior performance target is achieved. The participant will earn no performance awards unless the satisfactory performance targets are met.

When earned, performance awards will be paid in a lump sum or installments in cash, common stock, or a combination thereof as the Committee may determine. Participants may elect during the performance period to defer payments of performance awards. The Committee is authorized to determine yields for any deferred amounts and to establish a trust to hold any deferred amounts or portions thereof for the benefit of the participants.

If a participant ceases to be an employee of the Company or its subsidiaries during the performance period due to death, disability, retirement or with the consent of the Committee, the Committee may authorize payment of all or a portion of the amount the participant would have been paid if such participant had continued as an employee to the end of the performance period. In all other cases, all unearned performance awards will be forfeited.

Restricted Stock or Restricted Stock Equivalents

The 2000 Plan authorizes the Committee to grant restricted common stock of the Company or restricted stock equivalents to key employees with such restriction periods as the Committee may designate at the time of the award; provided, however, that such restriction periods shall be at least three years for time-based restrictions or one year for performance-based restrictions. The Company will hold stock certificates evidencing restricted shares, and restricted shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the restriction period. During the restriction period, the Committee generally will retain custody of any distributions (other than regular cash dividends) made or declared with respect to restricted shares. Other than these restrictions on transfer, the participant will have all the rights of a holder of such shares of restricted stock. In lieu of restricted stock, the Committee may grant restricted stock equivalents. Each restricted stock equivalent would represent the right to receive an amount determined by the Committee at the time of the award, which value may be equal to the full monetary value of one share of common stock.

If a holder of restricted stock or restricted stock equivalents ceases to be employed by the Company or any subsidiary due to death, disability or with the consent of the Committee, the restrictions will lapse on a number of shares or share equivalents determined by the Committee, but not less than a pro rata number of shares or share equivalents based on the portion of the restriction period for which the participant remained an employee. In all other cases, all restricted shares or restricted stock equivalents will be forfeited to the Company.

Loans

The Committee may provide in any option grant that the Company or one of its subsidiaries may make loans to finance the exercise of such option. The principal amount of any loan will not exceed the purchase price of the shares of common stock to be acquired upon exercise of any options plus the estimated or actual amount of taxes payable by the optionee as a result of such exercise. The

Committee may establish other terms and conditions of any loan, such as the interest rates, maturity date, and whether the loan will be secured or unsecured. Interest rates on such loans will be comparable to generally prevailing rates charged by unaffiliated lenders for loans of a similar nature and maturity.

Terms of Grants

The term of each stock option and appreciation right will be determined by the Committee on the award date. ISOs may be granted for terms of not more than ten years from the date of grant, and the term of non-statutory options will be determined by the Committee at the time of the award (subject to amendment as discussed herein under the caption "Terms of the 2000 Plan; Amendment and Adjustment").

Awards granted under the 2000 Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Committee may grant awards to participants that may be transferable (other than incentive stock awards) subject to terms and conditions established by the Committee.

Participants who leave the Company holding unexercised stock options or appreciation rights, unearned performance awards, or shares of restricted stock may forfeit such awards if they fail to honor consulting or noncompetition obligations to the Company.

The 2000 Plan authorizes the Committee to grant awards to participants who are employees of foreign subsidiaries or foreign branches of the Company in alternative forms that approximate the benefits such participant would have received if the award were made in the forms described above.

Award Documents

All awards granted under the 2000 Plan will be evidenced by written documents that may include such additional terms and conditions not inconsistent with the 2000 Plan as the Committee may specify.

The Board of Directors presently anticipates that the option and stock appreciation right forms to be used in granting options and appreciation rights under the 2000 Plan will be substantially the same as those currently approved for use under the 1998 Plan, subject to the Committee's right to change such forms at any time. Under the terms of the option and stock appreciation right forms currently in use under the 1998 Plan, options, in general, become exercisable in installments of 50% of the shares subject to the option one year after the date of grant and the final 50% after two years. However, such option forms provide for all installments of outstanding options to become exercisable in certain circumstances if (i) any person becomes a beneficial owner (including proxies to vote for the election of directors) of 25% or more of the voting power of the Company's outstanding stock or (ii) there is a solicitation of proxies which results in certain extraordinary transactions or events. In addition, under the terms of the 1998 Plan, a holder may not exercise options and appreciation rights after termination of employment with the Company or any of its subsidiaries for any reason other than death, disability, retirement, or with the consent of the Committee, in which case the holder's representative or the holder may exercise an option at any time prior to its expiration date.

Terms of the 2000 Plan; Amendment and Adjustment

No awards may be granted under the 2000 Plan after December 31, 2009. The 2000 Plan may be terminated by the Board of Directors of the Company or by the Committee at any time with respect to options and appreciation rights that have not been granted. In addition, the Board of Directors or the Committee may amend the 2000 Plan from time to time, without the authorization or approval of the Company's stockholders, but no amendment shall impair the rights of the holder of any award without such holder's consent. Any such amendment could increase the cost of the 2000 Plan to the Company. However, neither the Board nor the Committee may amend the 2000 Plan without the approval of the Company's stockholders (to the extent such approval is required by law, agreement or the rules of any exchange upon which the Company's common stock is listed) to (i) materially increase the maximum amount of shares of common stock subject to the 2000 Plan (other than pursuant to adjustment provisions discussed below), (ii) materially modify the requirements as to eligibility for participation in the 2000 Plan, (iii) materially increase the benefits accruing to participants under the 2000 Plan or (iv) extend the term of the 2000 Plan.

The 2000 Plan provides that in the event of a stock dividend or stock split, or a combination or other increase or reduction in the number of issued shares of the Company's common stock, the Board of Directors or the Committee may, in order to prevent dilution or enlargement of rights under awards, make adjustments in the number and type of shares authorized by the 2000 Plan and covered by outstanding awards under the 2000 Plan. The Committee may provide in any award agreement that in the event of a merger, consolidation, reorganization, sale or exchange of substantially all assets, or dissolution of the Company, any of which could involve a change in control of the Company as defined in the Whirlpool Employees Pension Plan, the rights under outstanding awards may be accelerated or adjustments may be made in order to prevent the dilution or enlargement of rights under those agreements. However, the 2000 Plan does not permit the acceleration of benefits of elected officers (and other participants who may be designated by the Committee) in connection with certain change in control transactions (unless a majority of the disinterested directors approve such accelerations) in which the officer receives securities of the successor entity which represent either (i) more than 0.5% of the successor's common stock and a greater percentage than the officer owned of the Company's common stock or (ii) a greater amount of successor securities per share of common stock owned by the officer than other stockholders of the Company will receive.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments.

ISOs. A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of the shares of the Company's common stock on the date of exercise over the option exercise price is an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax.

If an optionee holds the common stock acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the "Statutory Holding Periods"), the optionee's gain, if any, upon a subsequent disposition of such common stock, is taxed as capital gain. If an optionee disposes of common stock acquired pursuant to the exercise of an ISO before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. The balance of the gain realized on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the ISO.

Special rules apply for determining an optionee's tax basis in and holding period for common stock acquired upon the exercise of an ISO if the optionee pays the exercise price of the ISO in whole or in part with previously owned shares of Company common stock. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an ISO and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee's tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee's tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee's basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee's holding period will begin on the date such share is transferred. Under proposed regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an ISO in whole or in part with previously-owned shares that were acquired upon the exercise of an ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

The Company is not entitled to any deduction with respect to the grant or exercise of an ISO or the subsequent disposition by the optionee of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, the Company is generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee's compensation income.

Non-statutory Stock Options. A participant who is granted a non-statutory stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the shares of Company common stock received on the date of exercise. This income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the compensation income recognized by the optionee.

When an optionee disposes of common stock received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's basis in the stock sold. The Company will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a non-statutory option entirely in cash, the optionee's tax basis in the common stock received equals the stock's fair market value on the exercise date, and the optionee's holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-statutory option in whole or in part with previously-owned shares of common stock, then the optionee's tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly acquired shares equal to the previously-owned shares delivered, the optionee's basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee's basis will equal the share's value on the exercise date, and the optionee's holding period will begin on the day after the exercise date.

Tax Treatment of Capital Gains. The maximum federal income tax rate applied to capital gains realized on a taxable disposition of common stock held by a participant as a capital asset will be (i) 20% if such common stock is held by the participant for more than 12 months and (ii) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 39.6%) if such common stock is held by the participant for no more than 12 months.

Appreciation Rights. A participant who is granted an appreciation right recognizes no income upon grant of the appreciation right. At the time of exercise, however, the participant shall recognize compensation income equal to any cash received and the fair market value of any Company common stock received. This income is subject to withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

Performance Awards. The grant of a performance award does not generate taxable income to the participant or an income tax deduction to the Company. Any cash and the fair market value of any Company common stock received as payment in respect of a performance award will constitute ordinary income to the participant. The participant's income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

Restricted Stock. Restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of common stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date such restricted stock is granted.

However, if the participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) Election, any dividends paid on common stock subject to the restrictions is compensation income to the participant and compensation expense to the Company.

Any compensation income a participant recognizes from a grant of restricted stock is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

Payment of Withholding Taxes. The Company shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any Federal, state, local, or foreign withholding tax requirements on any grant or exercise made pursuant to the 2000 Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the participant to satisfy a tax withholding requirement by delivering shares of common stock previously owned by the participant or directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction, to satisfy such requirement.

The Board of Directors recommends a vote FOR approval of the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan appearing at Item 2 on the accompanying proxy form.

STOCKHOLDER PROPOSAL

The St. Paul's Benevolent, Educational and Missionary Institute, Inc., 526 Monastery Place, Union City, New Jersey 07087, (holder of 1,000 shares of Whirlpool's common stock), and the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201-4118 (holder of 240,700 shares of Whirlpool's common stock) have each advised us that they intend to offer the following proposal and supporting statement for consideration and approval at the annual meeting.

           Resolution Requesting Endorsement of the CERES Principles

WHEREAS; Leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.

The integrity, utility and comparability of environmental disclosure depend on using a common format, credible metrics, and a set of generally accepted standards. This will enable investors to assess environmental progress within and across industries.

The Coalition for Environmentally Responsible Economies (CERES)--a ten-year partnership between large investors, environmental groups, and corporations-- has established what we believe is the most thorough and well-respected environmental disclosure form in the United States. CERES has also taken the lead internationally, convening major organizations together with the United Nations Environmental Programme in the Global Reporting Initiative, which has produced guidelines for standardizing environmental disclosure worldwide.

Companies which endorse the CERES Principles engage with stakeholders in transparent environmental management and agree to a single set of consistent standards for environmental reporting. The endorsing companies together with CERES set that standard.

The CERES Principles and CERES Report have been adopted by leading firms in various industries: Arizona Public Service; Bank America; BankBoston; Baxter International; Bethlehem Steel; Coca-Cola; General Motors; Interface; ITT Industries; Northeast Utilities; Pennsylvania Power and Light; Polaroid; and Sun Company.

We believe endorsing the CERES Principles commits a company to the prudent oversight of its financial and physical resources through:

1. Protection of the
 biosphere              4. Energy conservation     7. Environmental restoration
2. Sustainable natural
 resource use           5. Risk reduction          8. Informing the public
3. Waste reduction and
 disposal               6. Safe products/services  9. Management commitment
                                                  10. Audits and reports

(Full text of the CERES Principles and accompanying CERES Report Form obtainable from: CERES, 11 Arlington Street, Boston, MA 02116; Tel: 617-247-0700/www.ceres.org).

RESOLVED: Shareholders request the Company to endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance.

                             SUPPORTING STATEMENT

Recent studies show that the integration of environmental commitment into business operations provides competitive advantage and improves long-term financial performance for companies. In addition, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance are indicators of prudent foresight exercised by management.

Given investors' needs for credible information about a firm's environmental performance, and given the number of companies that have already endorsed the CERES Principles and adopted its report format, it is a reasonable, widely accepted step for a company to endorse those Principles if it wishes to demonstrate its seriousness about superior environmental performance.

Your vote FOR this resolution serves the best interests of our Company and its shareholders.

                               ----------------

Adoption of the foregoing stockholder proposal requires the affirmative vote of the holders of a majority of the shares of Whirlpool's common stock present at the annual meeting of stockholders (in person or by proxy) and entitled to vote on this matter.

The Board of Directors and Management recommend a vote AGAINST this stockholder proposal appearing as Item 3 on the accompanying proxy form.

THE COMPANY'S STATEMENT IN OPPOSITION

Whirlpool is dedicated to operating its global business in an environmentally sound manner and is very proud of its longstanding record of environmental stewardship. Since 1970 when the Company first instituted a formal environmental management system, Whirlpool has been in the forefront of addressing environmental issues, both in the products we make and in the way we operate our facilities. In the past decade, we integrated our environmental management system throughout our global business and published our first global environmental report in 1996. Our approach to environmental issues is proactive and already consistent with the basic tenets of the CERES Principles.

In 1997 we engaged in extensive discussions with CERES. However, after carefully considering the issues, we concluded then that endorsing the CERES Principles would not help the Company better fulfill its environmental obligations but, instead, would require the Company to comply with complex and unnecessary administrative burdens. We have again reviewed the CERES Principles and concluded that adding cost and administrative complexity to our environmental management practices in the manner proposed by CERES is not helpful.

The Company will continue to manage its business in an environmentally responsible manner by adhering to sound environmental stewardship principles and believes this can be done best by avoiding the additional administrative burden and unnecessary costs associated with endorsing the CERES Principles. Therefore, we believe adopting the CERES Principles is not in the best interest of the Company and its shareholders.

MISCELLANEOUS

Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $10,500 plus certain expenses for assistance by Georgeson & Company Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, and employees of the Company and by Georgeson & Company Inc. personally and by mail, telegraph, telephone, or other electronic means.

If any nominee named herein for election as a director is not available to serve, the accompanying proxy may be voted for a substitute person. Whirlpool expects all nominees to be available and knows of no matter to be brought before the annual meeting other than those referred to in the accompanying notice of the annual meeting. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

AUDITORS

Representatives of Ernst & Young LLP, our auditors, are expected to be present at the annual meeting to respond to questions and may make a statement if they so desire.

STOCKHOLDER PROPOSALS FOR 2001 MEETING

Our annual meeting of shareholders is generally held the third Tuesday in April. Assuming our 2001 annual meeting is held on that date, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by January 18, 2001. This notice must be received by the Secretary of Whirlpool personally or by registered or certified mail. In addition, any proposal that you intend to have us include in a proxy statement for the annual meeting of stockholders in 2001 must be received by us by November 13, 2000, and must otherwise comply with the Securities and Exchange Commission's rules, in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeeting.

                                                                      EXHIBIT A

                             WHIRLPOOL CORPORATION

                     2000 OMNIBUS STOCK AND INCENTIVE PLAN

                                   ARTICLE 1

                                    GENERAL

1.1 PURPOSE

Whirlpool Corporation, a Delaware corporation (the "Corporation"), hereby adopts, subject to stockholder approval, this plan which shall be known as the WHIRLPOOL CORPORATION 2000 OMNIBUS STOCK AND INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to foster and promote the long-term financial success of the Corporation and materially increase stockholder value by: (a) strengthening the Corporation's capability to develop, maintain, and direct an outstanding management team; (b) motivating superior performance by means of long-term performance related incentives; (c) encouraging and providing for obtaining an ownership interest in the Corporation; (d) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (e) enabling executives to participate in the long-term growth and financial success of the Corporation.

1.2 ADMINISTRATION

(a) The Plan shall be administered by the Human Resources Committee of the Board of Directors of the Corporation or such other committee of directors as is designated by the Board of Directors of the Corporation (the "Committee"), which shall consist of two or more members. Each member shall be a "Non-employee Director" as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any similar rule which may subsequently be in effect ("Rule 16b-3") and shall be an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select from the regular full-time employees of the Corporation those who shall participate in the Plan (a "Participant" or "Participants"); (ii) make awards in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate; (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder; and (vi) make all other determinations and take all other actions deemed necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Corporation and all other persons.

(c) All expenses associated with the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(d) The Committee may delegate any of its authority hereunder to such persons as it deems appropriate.

1.3 SELECTION FOR PARTICIPATION

Participants shall be selected by the Committee from the employees of the Corporation or a Subsidiary who occupy responsible managerial or professional positions and who have the capacity to contribute to the success of the Corporation. In making this selection and in determining the form and amount of awards, the Committee may give consideration to the functions and responsibilities of the employee; the employee's past, present and potential contributions to the Corporation's profitability and sound growth; the value of the employee's services to the Corporation; and other factors deemed relevant by the Committee. Grants may be made to the same individual on more than one occasion.

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1.4 TYPES OF AWARDS UNDER PLAN

Awards under the Plan may be in the form of any one or more of the following:
(a) Statutory Stock Options ("ISOs", which term shall be deemed to include Incentive Stock Options as defined in Section 2.5 and any future type of tax-qualified option which may subsequently be authorized), Non-statutory Stock Options ("NSOs" and, collectively with ISOs, "Options") and Stock Appreciation Rights ("SARs") as described in Article II; (b) Performance Units and Performance Shares ("Performance Units" and "Performance Shares") as described in Article III; and (c) Restricted Stock and Restricted Stock Equivalents ("Restricted Stock" and "Restricted Stock Equivalents") as described in
Article IV, (collectively, "Awards").

1.5 SHARES SUBJECT TO THE PLAN

Shares of stock covered by Awards under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, $1.00 par value per share, or such other shares as may be substituted pursuant to Section 6.2 ("Common Stock"). The maximum number of shares of Common Stock that may be issued for all purposes under the Plan shall be 3,500,000 shares (subject to adjustment pursuant to Section 6.2). The maximum number of shares of Common Stock that may be issued pursuant to the exercise of Options awarded under the Plan shall be 3,250,000 shares (subject to adjustment pursuant to Section 6.2). Any shares of Common Stock subject to an Option which for any reason is canceled (excluding shares subject to an Option canceled upon the exercise of a related SAR to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock or Performance Shares which are forfeited, shall again be available for Awards under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Restricted Stock and Restricted Stock Equivalent awards shall be 1,000,000 shares, and the maximum number of shares of Common Stock which may be issued pursuant to Performance Share and Performance Unit awards shall be 1,000,000 (subject to adjustment pursuant to Section 6.2) or the cash equivalent thereof. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

1.6 MAXIMUM AWARDS PER PARTICIPANT

(a) The aggregate number of shares of Common Stock that a Participant may receive upon exercise of all of the Options and SARs awarded to such Participant under the Plan (including those already exercised by the Participant) shall not exceed 600,000 shares or the cash equivalent thereof.

(b) The aggregate number of (i) all Performance Units and Performance Shares and (ii) all shares of Restricted Stock and Restricted Stock Equivalents awarded to a Participant in any calendar year shall not exceed the equivalent of 300,000 shares or the cash equivalent thereof.

                                  ARTICLE II

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 AWARD OF STOCK OPTIONS

The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Common Stock.

2.2 STOCK OPTION DOCUMENTATION

The award of an Option shall be evidenced by a written document containing such terms and conditions as the Committee may from time to time determine.

2.3 OPTION PRICE

The purchase price of Common Stock under each Option (the "Option Price") shall be the Fair Market Value of the Common Stock on the date the Option is awarded.

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2.4 EXERCISE AND TERM OF OPTIONS

(a) Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that no such Option shall be exercisable within the first twelve months of its term. Each Option that is intended to qualify as an ISO pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of ISO that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

(b) The Committee shall establish procedures governing the exercise of Options and shall require that written notice of exercise be given and that the Option Price be paid in full in cash (including check, bank draft or money order) at the time of exercise; provided, however, that such Option Price may be paid within six business days of the time of exercise, if the Participant instructs the Corporation to sell shares delivered on exercise as the Participant's agent pursuant to a "cashless exercise" program or other similar program established by the Committee. The Committee may permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Stock already owned by that Participant, valued at Fair Market Value on the date of exercise, as partial or full payment of the Option Price; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash. As soon as practicable after receipt of each notice and full payment, the Corporation shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock. The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised.

2.5 LIMITATIONS ON ISOs

Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Section 422 of the Code):

  (a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be NSOs.

  (b) Any ISO authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs.

  (c) All ISOs must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

  (d) Unless sooner exercised, terminated or canceled, all ISOs shall expire no later than ten years after the date of grant.

2.6 TERMINATION OF EMPLOYMENT

In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement, disability, each of the Participant's outstanding Options shall be exercisable by the Participant (or the Participant's legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a Participant even if this is beyond their expiration date. If the Participant ceases to be an employee for any other reason, all of the Participant's then outstanding Options shall terminate immediately.

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

2.7 AWARD OF STOCK APPRECIATION RIGHTS

(a) General. A SAR is a right to receive, without payment (except for applicable withholding taxes) to the Corporation, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined pursuant to the formula set forth in Section 2.7(e). A SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option, or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the Option); (ii) with respect to any stock option currently outstanding under other incentive plans of the Corporation (as to all or any portion of the shares subject to the stock option), on terms established by the Committee; or
(iii) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Section.

(b) Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 6.2. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

(c) Duration. The term of each SAR shall be determined by the Committee but in no event shall a SAR be exercisable during the first year of its term. Subject to the foregoing, unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable.

(d) Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Corporation, specifying the number of SARs that the holder wishes to exercise. Upon receipt of such written notice, the Corporation shall, within 90 days thereafter, deliver to the exercising holder a certificate for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled.

(e) Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of a SAR shall be determined by dividing:

  (i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the exercise date exceeds (A) in the case of a SAR related to a stock option, the purchase price of a share of Common Stock under the stock option or (B) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, provided, however, such amount is at least equal to the Fair Market Value of the Common Stock on the date the SAR is awarded, (subject to adjustment under Section 6.2)); by

  (ii) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

(f) Documentation. SARs awarded under the Plan shall be evidenced by either Stock Option Documentation or a separate written document issued by the Corporation to a Participant.

                                  ARTICLE III

                         PERFORMANCE SHARES AND UNITS

3.1 AWARD OF PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee may award to any Participant Performance Shares and Performance Units ("Performance Awards"). Each Performance Share shall represent one share of Common Stock. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Stock.

3.2 PERFORMANCE UNIT AND PERFORMANCE SHARE DOCUMENTS

Each Performance Award under the Plan shall be evidenced by a written document containing such terms and conditions as the Committee may from time to time determine.

3.3 ESTABLISHMENT OF PERFORMANCE ACCOUNTS

At the time of award, the Corporation shall establish an account (a "Performance Account") for each Participant. Performance Units and Performance Shares awarded to a Participant shall be credited to the Participant's Performance Account.

3.4 PERFORMANCE PERIOD AND TARGETS

(a) The performance period for each award of Performance Shares and Performance Units shall be of such duration as the Committee shall establish at the time of award; provided, however, that in no event will the performance period be less than one year (the "Performance Period"). There may be more than one award in existence at any one time and Performance Periods may differ.

(b) The Committee shall set performance targets relating to Performance Units and Performance Shares which shall be based on one or more of the following performance measures: stock price, market share, increase in sales, earnings per share, return on equity, cost reductions, economic value added, or any other performance measure the Committee deems appropriate. With respect to any awards the Committee intends to qualify for the performance based exception under Code Section 162(m), performance targets shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the Performance Period with respect to which the award of Performance Units or Performance Shares is made and (ii) the date as of which twenty-five percent (25%) of such Performance Period has elapsed. At the time of setting performance targets, the Committee shall establish superior and satisfactory performance targets to be achieved within the Performance Period. Failure to meet the satisfactory performance target will earn no Performance Award. Performance Awards will be earned as determined by the Committee in respect of a Performance Period in relation to the degree of attainment of performance between the superior and satisfactory performance targets.

3.5 PAYMENT RESPECTING PERFORMANCE AWARDS

(a) Performance Awards shall be earned to the extent that their terms and conditions are met. Notwithstanding the foregoing, Performance Awards and any other amounts credited to the Participant's Performance Account shall be payable to the Participant only in accordance with the related written document or otherwise when, if, and to the extent the Committee determines to make such payment. All payment determinations shall be made by the Committee during the first four months following the end of the Performance Period.

(b) The Participant may elect to defer any payment respecting a Performance Award pursuant to Article V hereof.

(c) Payment for Performance Awards may be made in a lump sum or in installments, in cash, Common Stock or in a combination thereof as the Committee may determine.

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

3.6 TERMINATION OF EMPLOYMENT

If the Participant ceases to be an employee before the end of any Performance Period with the consent of the Committee or upon the Participant's death, retirement or disability before the end of any Performance Period, the Committee, taking into consideration the performance of such Participant and the performance of the Corporation over the Performance Period, may authorize the payment to such Participant (or the Participant's legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to the Participant had the Participant continued as an employee to the end of the Performance Period. If a Participant ceases to be an employee for any other reason, any unpaid amounts for outstanding Performance Periods shall be forfeited.

                                  ARTICLE IV

               RESTRICTED STOCK AND RESTRICTED STOCK EQUIVALENTS

4.1 AWARD OF RESTRICTED STOCK

The Committee may award to any Participant shares of Common Stock, subject to this Article IV and such other terms and conditions as the Committee may prescribe (such shares being herein called "Restricted Stock"). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation.

4.2 RESTRICTED STOCK DOCUMENT

Shares of Restricted Stock awarded under the Plan shall be evidenced by a written document containing such terms and conditions as the Committee may from time to time determine.

4.3 RESTRICTION PERIOD

At the time of award there shall be established for each Participant a restriction period (the "Restriction Period") which shall lapse (a) upon the completion of a period of time ("Time Goal") as shall be determined by the Committee, or (b) upon the achievement of performance goals within certain time limitations ("Performance/Time Goal") as shall be determined by the Committee; provided that such Time Goal shall last at least until the third year anniversary of the date of the award or the Performance /Time Goal shall last at least until the first year anniversary of the date of the award. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such shares of Restricted Stock shall have all the rights of a holder of Common Stock. With respect to shares of Restricted Stock which are issued subject to a Time Goal, the Corporation shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 at the expiration of the Restriction Period. With respect to shares of Restricted Stock which are issued subject to a Performance/Time Goal, the Corporation shall redeliver to the Participant (or the Participant's legal representative or designated beneficiary) the certificates deposited pursuant to Section 4.1 upon the achievement of the performance goal on or before the close of the Restriction Period. With respect to shares of Restricted Stock which are issued subject to a Performance/Time Goal which fail to meet the goal before the end of the restriction period, all such shares shall be forfeited, and the Corporation shall have the right to complete a blank stock power in order to return such shares to the Corporation.

4.4 TERMINATION OF EMPLOYMENT

(a) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement, or disability before the end of the Restriction Period and the Participant has received an award subject to a Time Goal, the restrictions imposed under this Article IV shall lapse with respect to such number of those shares subject to a Time Goal as shall be determined by the Committee, but, in no event less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Stock subject to a Time Goal to the Participant to the date of termination and the denominator of which is the number of months in the Restriction Period, multiplied by (b) the number of shares of Restricted Stock subject to a Time Goal; provided, however, that notwithstanding the foregoing, no restrictions shall lapse if the Participant ceases to be an employee prior to the three year anniversary of the date upon which the award was granted.

(b) In the event the Participant ceases to be an employee with the consent of the Committee or upon the Participant's death, retirement or disability before the end of the Restriction Period and the Participant has received an award subject to a Performance/Time Goal, the restrictions imposed under this
Article IV shall lapse upon the achievement of the Performance/Time Goal within two years of the Participant's termination of employment with respect to such number of those shares subject to a Performance/Time Goal as shall be determined by the Committee, but, in no event, less than a number equal to the product of (a) a fraction, the numerator of which is the number of completed months elapsed after the date of award of the Restricted Stock subject to a Performance/Time Goal to the Participant to the date of termination of the Participant and the denominator of which is the number of months elapsed after the date award of the Restricted Stock subject to a Performance/Time Goal to the Participant to the date of achievement of the Performance/Time Goal, multiplied by (b) the number of shares of Restricted Stock subject to a Performance/Time Goal; provided, however, that notwithstanding the foregoing, no restrictions shall lapse if the Participant ceases to be an employee prior to the first year anniversary of the date upon which the award was granted.

(c) In the event the Participant ceases to be an employee for any other reason, all shares of Restricted Stock theretofore awarded to that Participant which are still subject to restrictions shall be forfeited and the Corporation shall have the right to complete the blank stock power.

4.5 AWARD OF RESTRICTED STOCK EQUIVALENTS

In lieu of or in addition to the foregoing Restricted Stock Awards, the Committee may award to any Participant restricted stock equivalents, subject to the terms and conditions of Paragraphs 4.2, 4.3, and 4.4 of this Article IV being applied to such awards as if those awards were for Restricted Stock and subject to such other terms and conditions as the Committee may prescribe ("Restricted Stock Equivalents"). Each Restricted Stock Equivalent shall represent the right of the Participant to receive an amount determined in the manner established by the Committee at the time of award, which value may, without limitation, be equal to the Fair Market Value of one share of Common Stock. Payment for Restricted Stock Equivalents may be made in a lump sum or installments, in cash, Common Stock or in a combination thereof as the Committee may determine.

                                   ARTICLE V

                             DEFERRAL OF PAYMENTS

5.1 ELECTION TO DEFER

A Participant may elect, with the consent of the Committee, no later than December 31 of the last full calendar year of the Performance Period, to defer all or a portion of the Participant's Performance Award within deferral limits established by the Committee, and the Committee may permit or require the deferral of any other Award payment, subject to such rules and procedures as it may establish (the "Deferred Amount"). The Committee may permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Corporation to be deemed Deferred Amounts and to become subject to the provisions of this Article. All Deferred Amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the Fair Market Value of the Common Stock and dividends thereon) as the Committee may from time to time establish.

5.2 DEFERRAL PERIOD

The Participant may, with the consent of the Committee, elect to receive payment of Deferred Amounts and any yield thereon either before or after retirement in a lump sum or in installments. Upon the death of a Participant, payments of any amounts hereunder shall be made to the Participant's designated beneficiary (pursuant to Section 6.13) or estate (in the absence of a designated beneficiary) in the manner elected by the Participant or (in the event the Participant made no election) in the manner determined by the Committee. The period between the date the Participant's Deferred Amount becomes payable and the final payment of such Deferred Amount hereunder shall be known as the "Deferral Period."

5.3 PARTICIPANT REPORTS

Annually, each Participant who has a Deferred Amount will receive a report setting forth all then Deferred Amounts and the yield thereon to date.

5.4 PAYMENT OF DEFERRED AMOUNTS

Unless otherwise agreed by the Corporation and the Participant, payment of Deferred Amounts may be in cash, Common Stock or partly in cash and partly in Common Stock, as the Committee shall determine.

5.5 ESTABLISHMENT OF TRUST

The Committee, in its sole discretion, may establish a trust to hold Deferred Amounts or any portion thereof for the benefit of Participants.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

6.1 NON-TRANSFERABILITY

Except as provided below, no Award under the Plan (including any Deferred Amount), and no interest therein, shall be transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution. All Awards shall be exercisable or received during the Participant's lifetime only by the Participant or his legal representative. Notwithstanding the foregoing, the Committee may from time to time permit Awards to be transferable subject to such terms and conditions as the Committee may impose. Any transfer contrary to this Section 6.1 will nullify the Award.

6.2 ADJUSTMENTS UPON CERTAIN CHANGES

In the event of a stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of Common Stock, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under Awards (including any Deferred Amounts), make such adjustments in the number and type of shares authorized by this Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding Awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may, notwithstanding any other provision of the Plan to the contrary, provide in the document evidencing any Award (including Deferred Amounts) or, prior to any change in control as defined in the Whirlpool Employees Pension Plan ("Change in Control"), provide through unilateral action of the Committee for adjustments to such Award in order to prevent the dilution or enlargement of rights thereunder, to provide for substitute consideration thereunder, or to provide for acceleration of benefits thereunder in the event the Corporation is the subject of a Change in Control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of or spin-off or similar transaction; provided, however, that no such provision shall require such acceleration of benefits in connection with a Change in Control of a Subsidiary of the Corporation or as to any Award (including Deferred Amounts) held by either (a) a Participant who is an elected officer of the Corporation immediately prior to the transaction or series of transactions in which the Change in Control (the "Transaction") is to occur or (b) any other Participant who is designated by the Committee at the time the Award is made or subsequently thereto and, in either such case, who will hold an "Excess Equity Interest" in the Corporation, its successor or any of its affiliates after such Change in Control, unless a majority of the disinterested members of the Board of Directors approves such acceleration prior to the Change in Control. An "Excess Equity Interest" means that (i) the percentage interest in the Common Stock and similar securities of the Corporation, its successor, or any of its affiliates to be beneficially owned by the Participant after the Change in Control ("Post-Change Securities") will exceed the sum of (A) one-half of one percent (0.5%) and (B) the percentage interest in the Common Stock of the Corporation beneficially owned by the Participant immediately prior to the Transaction, such percentages to be determined on a fully-diluted basis, or
(ii) the Participant will receive in connection with the Change in Control (in exchange for his Common Stock, as compensation and otherwise) a greater amount of Post-Change Securities, per share of Common Stock of the Corporation beneficially owned by him (including shares which may be acquired under stock options) immediately prior to the Transaction than stockholders of the Corporation who are not employed by the Corporation will have the right to receive, per share of Common Stock held by such stockholders.

6.3 TAX WITHHOLDING

(a) The Corporation shall have the power to withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy any withholding or other tax due from the Corporation with respect to any amount payable and/or shares issuable under the Plan, and the Corporation may defer such payment or issuance unless indemnified to its satisfaction.

(b) Subject to the consent of the Committee, due to (i) the exercise of a NSO,
(ii) lapse of restrictions on a Restricted Stock Award or (iii) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) tender back to the Corporation shares of Common Stock received pursuant to (i), (ii) or (iii), or (C) deliver back to the Corporation pursuant to (i), (ii) or (iii) previously-acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

6.4 CONDITIONS ON AWARDS

In the event that the employment of a Participant holding any unexercised Option or SAR, any unearned Performance Award, any unearned shares of Restricted Stock or any unearned Restricted Stock Equivalents shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or SAR is exercised, or any such Performance Award, share of Restricted Stock or Restricted Stock Equivalent is earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Corporation and (b) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Corporation's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised Option or SAR, Performance Award, shares of Restricted Stock or Restricted Stock Equivalents held as on the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

6.5 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any Awards thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Corporation or its employees to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Corporation; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, (i) except as provided in
Section 6.2, materially increase the number of shares of Common Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to Participants under the Plan or (iv) extend the termination date of the Plan. No such amendment, suspension or termination shall impair the rights of Participants under outstanding Options, SARs, Performance Awards, awards of Restricted Stock or Restricted Stock Equivalents, Performance Accounts or Deferred Amounts without the consent of the Participants affected thereby.

6.6 FOREIGN ALTERNATIVES

Notwithstanding the other provisions of the Plan, in the case of any Award (including any Deferred Amount) to any Participant who is an employee of a foreign Subsidiary or foreign branch of the Corporation or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by shares of Common Stock or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Stock or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called "Stock Equivalents"). The Stock Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Stock or other securities under such circumstances and in such manner as the Committee may determine.

6.7 DEFINITIONS AND OTHER GENERAL PROVISIONS

(a) The terms "retirement" and "disability" as used under the Plan shall be construed by reference to the provisions of the pension plan or other similar plan or program of the Corporation applicable to a Participant.

(b) The term "Fair Market Value" as it relates to Common Stock on any given date means (i) the mean of the high and low sales prices of the Common Stock as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); or (ii) if the Common Stock is not listed on any domestic stock exchange, the mean of the high and low sales prices of the Common Stock as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or
(ii) above
using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair value as determined in good faith by the Corporation's Board of Directors or the Committee.

(c) The term "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 20% of the voting power in one of the other corporations in such chain.

(d) The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for employees.

6.8 NON-UNIFORM DETERMINATIONS

The Committee's determinations under the Plan, including without limitation,
(a) the determination of the Participants to receive Awards, (b) the form, amount and timing of such Awards, (c) the terms and provisions of such Awards and (d) the documents evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

6.9 SUSPENSIONS, LEAVES OF ABSENCE, AND TRANSFERS

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Corporation or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee and (b) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. In the event a Participant transfers employment from the Corporation to a Subsidiary or from a Subsidiary to the Corporation, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

6.10 LISTING, REGISTRATION, AND LEGAL COMPLIANCE

Each Award (including Deferred Amounts) shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any shares of Common Stock or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of shares of Common Stock or other property thereunder, no such Award may be exercised or paid in Common Stock or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of the Award will supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of Officers and other persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award (including Deferred Amounts) which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Corporation, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options or SARs may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than 15 days prior written notice to the holders thereof.

6.11 LOANS

The Committee may provide for the Corporation to make loans to finance the exercise of any Option as well as the estimated or actual amount of any taxes payable by the holder as a result of the exercise or payment of any Option and may prescribe, or may empower the Corporation to prescribe, the other terms and conditions (including but not limited to the interest rate, maturity date and whether the loan will be secured or unsecured) of any such loan; provided, however, that notwithstanding the foregoing, all loans made pursuant to this provision shall include an interest rate on the outstanding balance of the loan at a rate of at least the then prevailing rate the Corporation would be charged by an unaffiliated lender for a loan of a similar nature and maturity.

6.12 INDEMNIFICATION

Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Corporation's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Corporation an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

6.13 BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

6.14 RIGHTS OF PARTICIPANTS

Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or a Subsidiary for any period of time or to continue the Participant's present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

6.15 REQUIREMENTS OF LAW, GOVERNING LAW

The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan, and all documents issued pursuant to the Plan, shall be construed in accordance with and governed by the laws of the State of Delaware. The provisions of the Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3 under the Exchange Act, unless a contrary interpretation of any such provision is otherwise required by applicable law.

6.16 EFFECTIVE DATE

The Plan shall, subject to the approval of the holders of a majority of the shares of Common Stock present at the 2000 annual meeting of the Corporation's stockholders, be deemed effective as of January 1, 2000. No awards of Options, SARs, Performance Units, Performance Shares or shares of Restricted Stock or Restricted Stock Equivalents shall be made hereunder after December 31, 2009.

 It is important that your stock be represented so that the presence of a quorum at the annual meeting may be assured. Accordingly, whether or not you expect to attend in person, please sign and date the enclosed proxy and mail it PROMPTLY in the enclosed envelope. Your postage is prepaid if mailed in the United States.

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PROXY

                             WHIRLPOOL CORPORATION
                             Administrative Center
                                  2000 N. M-63
                       Benton Harbor, Michigan 49022-2692

The undersigned hereby appoints David R. Whitwam, Jeff M. Fettig and Daniel F. Hopp, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of Whirlpool Corporation which the un-dersigned is entitled to vote, at the annual meeting of stockholders to be held on April 18, 2000 and at any adjournment thereof, with all the powers the un-dersigned would possess if present, with respect to the election of directors, the approval of the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan, a shareholder proposal and such other business as may properly come be-fore this meeting.

This proxy shall be voted in accordance with such instructions as may be given on the reverse side of this proxy card. If no instructions are given, this proxy will be voted for the election as directors of the nominees listed on the reverse side of this card, for the approval of the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan, against the shareholder proposal unless con-trary instructions are specified, and in the proxies' discretion upon such other business as may properly come before the meeting. Please vote, sign, and date this proxy as indicated below and return promptly in the enclosed enve-lope. This proxy is solicited on behalf of the Board of Directors.

     Election of Directors, Nominees:
     01) Gary T. DiCamillo, 02) Kathleen J. Hempel, 03) Arnold G. Langbo and
     04) Philip L. Smith

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------
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                           . FOLD AND DETACH HERE .

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[X] Please mark your votes as in this example.                             2679

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, AND 4.
THE BOARD RECOMMENDS A VOTE "AGAINST" ITEM 3.

1. Election of Directors (see reverse)

   FOR     WITHHELD
   [_]        [_]

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(Except Nominee(s) written above)

2. To approve the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan.

   FOR   AGAINST   ABSTAIN
   [_]     [_]       [_]

3. Shareholder proposal requesting that the Board of Directors endorse Company adoption of the CERES principles.

   FOR   AGAINST   ABSTAIN
   [_]     [_]       [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   FOR   AGAINST   ABSTAIN
   [_]     [_]       [_]

Please sign exactly as name(s) appear(s) on this proxy. Joint owners, trustees, executors, etc. should indicate capacity in which they are signing.

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  SIGNATURE(S)                                                    DATE

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                           . FOLD AND DETACH HERE .





Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone of via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

  To Vote by Telephone:

  Using a touch-tone phone call Toll-free: 1-877-PRX-VOTE (1-877-779-8683) From outside the United States, call direct: 1-201-536-8073

  To Vote by Internet:

  Log on to the Internet and go to the website: http://www.eproxyvote.com/whr
  Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

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